                                      PPL

                      OFFICERS DEFERRED COMPENSATION PLAN

                            EFFECTIVE JULY 1, 1985





                                                           Amended and Restated
                                                    Effective February 14, 2000

                                      PPL

                      OFFICERS DEFERRED COMPENSATION PLAN

                            EFFECTIVE JULY 1, 1985

                               TABLE OF CONTENTS
                               -----------------

PARAGRAPH                                                               PAGE
---------                                                               ----
    1.   Purpose....................................................

    2.   Definitions................................................
         (a)     Account............................................    II-1
         (b)     Affiliated Company or Affiliated Companies.........    II-1
         (c)     Cash Award.........................................    II-1
         (d)     Cash Compensation..................................    II-1
         (e)     Change in Control..................................    II-1
         (f)     Deferred Cash Award................................    II-2
         (g)     Deferred Cash Compensation.........................    II-3
         (h)     Deferred Savings Plan..............................    II-3
         (i)     EBPB...............................................    II-3
         (j)     ESOP...............................................    II-3
         (k)     Participant........................................    II-3
         (l)     Participating Company..............................    II-3
         (m)     Plan...............................................    II-3
         (n)     PPL................................................    II-3
         (o)     PPL Corporation....................................    II-3
         (p)     Retirement Plan....................................    II-3
         (q)     Total Amount Payable...............................    II-3

    3.   Eligibility................................................

    4.   Deferred Cash Compensation and
         Deferred Cash Awards.......................................

    5.   Account....................................................

    6.   Payment of Account - General Provisions....................

    7.   Supplemental Payments......................................

    8.  Administration.............................................

    9.  Miscellaneous..............................................

    10. Termination or Amendment...................................

    11. Effective Date.............................................

                                      PPL
                      OFFICERS DEFERRED COMPENSATION PLAN
                      -----------------------------------

1. Purpose. The purpose of this Officers Deferred Compensation Plan is to provide certain executive officers of PPL and other Participating Companies an additional means to increase their incomes after retirement or disability, and in order to meet other important personal and financial needs.

2. Definitions.

   (a) "Account" means the account of Deferred Cash Compensation and Deferred Cash Awards established solely as a bookkeeping entry and maintained under paragraph 5 of this Plan.

   (b) "Affiliated Company" or "Affiliated Companies" shall mean any parent or subsidiaries of PPL (or companies under common control with PPL) which are members of the same controlled group of corporations (within the meaning of section 1563(a) of the Code) as PPL or which are under common control with PPL (within the meaning of Section 414(c) of the Code).

   (c) "Cash Award" means any incentive awards payable under the executive incentive awards program prior to any deferrals under this Plan.

   (d) "Cash Compensation" means base salary prior to any deferrals to this Plan or the Deferred Savings Plan.

   (e) "Change in Control" means any one of the following events: (a) any change in control of PPL Corporation of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of PPL Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (c) any person (within the meaning of section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of PPL Corporation representing 20% or more of the combined voting power of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors; (d) the approval by the stockholders of PPL Corporation of any merger or consolidation of PPL Corporation with any other corporation or the sale or other disposition of all or substantially all of the assets of PPL Corporation to any other person or persons unless, after giving effect thereto, (1) holders of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange Act) thereof and (2) the incumbent members of the Board of PPL Corporation as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or (e) the Board of PPL Corporation adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

   (f) "Deferred Cash Award" means the Cash Award of a Participant deferred under paragraph 4 of this Plan.

   (g) "Deferred Cash Compensation" means the Cash Compensation of a Participant deferred under paragraph 4 of this Plan.

   (h) "Deferred Savings Plan" means the PPL Deferred Savings Plan.

   (i) "EBPB" means Employee Benefit Plan Board, the members of which are appointed by the Board of Directors of PPL Corporation.

   (j) "ESOP" means the PPL Employee Stock Ownership Plan.

   (k) "Participant" means an eligible officer of a Participating Company who elects to defer Cash Compensation and/or Cash Awards under this Plan.

   (l) "Participating Company" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.), PPL EnergyPlus, LLC (prior to February 14, 2000, PP&L EnergyPlus Co., LLC), and each other Affiliated Company that is designated by the Board of Directors of PPL to adopt this Plan by action of its board of directors or other governing body.

   (m) "Plan" means this Officers Deferred Compensation Plan as set forth herein and as hereafter amended from time to time.

   (n) "PPL" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.).

   (o) "PPL Corporation" shall mean PPL Corporation (prior to February 14, 2000, PP&L Resources, Inc.).

   (p) "Retirement Plan" means the PPL Retirement Plan.

   (q) "Total Amount Payable" means the amount credited to a Participant's Account plus interest. The masculine pronoun shall be deemed to include the feminine and the singular to include the plural unless a different meaning is plainly required by the context.

3. Eligibility. All officers of PPL in PPL Salary Grades I through IV and any officer of a Participating Company who is designated as eligible in a resolution adopted by the board of directors of such Participating Company shall be eligible to participate in this Plan.

                                     III-1

4. Deferred Cash Compensation and Deferred Cash Awards.

   (a) Participant shall have the right to elect to have all, or a portion, of his Cash Compensation in excess of $20,000 deferred hereunder.

   (b) Participant shall have the right to elect to have all, or a portion, of his Cash Awards deferred hereunder.

   (c) Any election to defer future Cash Compensation and/or Cash Awards for the first calendar year that Participant is eligible to participate in this Plan shall be made by the Participant in writing by the thirtieth (30th) day following the date on which the Participant is first eligible to participate by filing with the EBPB the appropriate election form. Any such election shall be limited to Cash Compensation and Cash Awards earned after the date of the election.

   (d) Any election to defer or change the amount of Cash Compensation and/or Cash Awards to be deferred for any subsequent calendar year after the first calendar year of eligibility may be made by Participant not later than December 31 of the year preceding such calendar year by filing with the EBPB an election form; provided, however, that an election once made will be presumed to continue unless changed or revoked by Participant.

   (e) Participant may revoke his election to defer Cash Compensation and/or Cash Awards at any time by so notifying the EBPB in writing not later than December 31 of the year preceding the year for which the revocation will be effective. For any subsequent calendar year, Participant may resume his election to defer if he files with the EBPB an election form not later than December 31 of the year preceding such subsequent calendar year.

   (f) The deferral of Cash Compensation shall be made in equal amounts in each bi-weekly pay period during the calendar year in which such Cash Compensation is to be earned, unless the election specifies otherwise.

   (g) Any election is filed with the EBPB and will be effective when actually received by PPL Services Corporation's Payroll Section.

   (h) Such an election, once made, will be irrevocable as to Cash Compensation and Cash Awards already deferred.

   (i) Deferred Cash Compensation and Deferred Cash Awards shall be subject to the rules set forth in this Plan, and each Participant shall have the right to receive cash payments on account of Deferred Cash Compensation and Deferred Cash Awards only in the amounts and under the circumstances hereinafter set forth.

5. Account. PPL shall maintain an Account in the name of each Participant. Such Account shall be maintained as follows:

   (a) PPL shall credit the Deferred Cash Compensation to Participant's Account as of the same day on which the last Cash Compensation for the month would have been paid to said Participant.

   (b) PPL shall credit the Deferred Cash Award to Participant's Account as of the same day that all Cash Awards not being deferred are paid.

   (c) Within sixty (60) days of the close of any calendar year during which Participant authorized salary reduction contributions to the Deferred Savings Plan, PPL will credit Participant's Account with the difference, if any, between the Participating Company matching contributions Participant would have received for the prior calendar year under the Deferred Savings Plan if Participant had participated in the Deferred Savings Plan based on Participant's Cash Compensation and the actual Participating Company matching contributions allocated to Participant's Account in the Deferred Savings Plan for the prior calendar year. Participant will forfeit any such allocation to his Account if Participant terminates employment with all Participating Companies at a time when Participating Company matching contributions under the Deferred Savings Plan are not vested under that plan.

   (d) At the time when any allocations are made under ESOP for contributions under Article IV of that plan, PPL will credit Participant's Account with an amount equal to the difference, if any, between the value of PPL contributions that would have been made under ESOP based on Participant's Cash Compensation and the value of PPL contributions actually made for Participant under ESOP.

   (e) Participant's Account shall be credited with interest quarterly based on a rate of interest substantially equivalent to that applied on account balances in the Blended Interest Rate Fund in the Deferred Savings Plan or such other comparable fund as may be selected by the EBPB.

6. Payment of Account - General Provisions

   (a) The Total Amount Payable shall be payable to Participant:

       (i) if Participant becomes totally disabled while employed by PPL or an Affiliated Company, as determined by the EBPB in its discretion;

       (ii) if Participant retires from PPL and all Affiliated Companies under the Retirement Plan; or

       (iii) if Participant resigns or otherwise ceases employment with PPL and all Affiliated Companies;

       within thirty (30) days of such event or in the January of the calendar year following such event, as elected by Participant. Such election must be made before the applicable Cash Compensation and/or Cash Award is deferred and may not be changed with respect to Cash Compensation and/or Cash Award once it has been deferred. If Participant has made no election, payments will commence within thirty (30) days after cessation of employment.

   (b) (i) The Total Amount Payable shall be paid to Participant in a single sum or in annual installments up to a maximum of fifteen (15) years, as elected by the Participant. Such election must be made before the applicable Cash Compensation and/or Cash Award is deferred and may not be changed with respect to Cash Compensation and/or Cash Award once it has been deferred.

       (ii) All annual installments shall, except for the final payment, be not less than $5,000. To the extent necessary, the number of annual installments may be reduced to insure that annual installments are at least $5,000.

       (iii) The amount of each annual installment shall be determined by dividing the Total Amount Payable less any payments already made to Participant by the remaining number of annual installments to be made (i.e., a 10 year payout shall pay 1/10 of the Total Amount Payable as the first installment, 1/9 as the second annual installment, etc.).

   (c) (i) If Participant dies while employed by PPL or an Affiliated Company or before all installments have been paid under paragraph 5(b), payments shall be made within 30 days after Participant's death to the beneficiary designated in writing by Participant. Participant shall have a continuing power to designate a new beneficiary in the event of his death at any time prior to his death by written instrument delivered by Participant to the EBPB without the consent or approval of any person theretofore named as his beneficiary. In the event the designated beneficiary does not survive Participant, payment will be made to an alternate beneficiary designated in writing by Participant. If no such designation is in effect at the time of death of Participant, or if no person so designated shall survive Participant, payment shall be made to Participant's estate.

       (ii) Payments made to Participant's designated beneficiary will be made at the times and in the amounts as if Participant were living based on Participant's elected form of distribution; provided, however, if payments are to be made to Participant's estate, payment will be made in a single sum.

          (d) So long as there is a balance in Participant's Account, the balance shall be credited with interest pursuant to paragraph 5(d). For any installment or other payment from the Account, interest shall accrue up to the last day of the month prior to that payment to Participant or his beneficiary.

          (e) The EBPB may determine, in its sole discretion, that the Total Amount Payable shall be paid to a Participant or his beneficiary in different amounts or at different times than provided under this Plan if, in the opinion of the EBPB, it would be necessary as the result of a personal emergency or hardship which results in a severe and immediate financial burden to the Participant in which case payment shall be made only to the extent necessary to alleviate the Participant's hardship.

7.   Supplemental Payments.

     (a) Upon his retirement under the Retirement Plan or PPL's Supplemental Executive Retirement Plan or upon his death while still employed by PPL or an Affiliated Company, Participant and/or his beneficiaries shall be paid a monthly supplemental retirement benefit (or supplemental pre-retirement spouse's annuity, as the case may be) equal to the difference, if any, between the benefit which would have been payable to him under such plan if the Participant's Deferred Cash Compensation had been included in the Participant's compensation for such plan and the benefit actually payable to the Participant and/or his beneficiaries thereunder. Such supplemental retirement benefit shall be payable in accordance with all the terms and conditions applicable to the Participant's or his beneficiary's benefit under the Retirement Plan, including any optional form of payment. If such supplemental retirement payments would be less than one hundred dollars ($100) per month, the EBPB, in its discretion, may elect to make such monthly supplemental retirement payments in such installments as the EBPB may determine or in a single lump-sum payment. Notwithstanding the foregoing, in the event that Participant's benefits under the Retirement Plan are subject to a qualified domestic relations order, any supplemental retirement benefits payable under this paragraph shall be calculated and made without regard to such order.

     (b) Any Participant who terminates employment with PPL or an Affiliated Company (by retirement or otherwise) under circumstances where PPL or an Affiliated Company has requested or demanded such termination of employment for proper cause (including, without limitation, theft, fraud, breach of any fiduciary duty, misrepresentation, deceit, illegal or criminal act(s)) shall have no right to receive any payment from this Plan

                                     VII-1
under paragraph 7(a). The preceding sentence shall not apply to any Participant who terminates employment with PPL or an Affiliated Company within three (3) years after the effective date of a Change in Control.

                                     VII-2

     8. Administration. The Employee Benefit Plan Board shall have the discretionary authority and final right to interpret, construe and make benefit determinations (including eligibility and amount) under the Plan. The decisions of the Employee Benefit Plan Board are final and conclusive for all purposes. If one or more members of the EBPB are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the EBPB (although less than a quorum) shall have full power to act on the matter.

                                    VIII-1

9.   Miscellaneous.

     (a) If the person to receive payment is a minor, or is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such minor or incompetent, or they may be made to such person or persons who the EBPB believes are caring for or supporting such minors or incompetents.

     (b) Nothing in this Plan shall confer any right on any Participant to continue in PPL's or in an Affiliated Company's employ or to receive compensation, nor shall anything in this Plan affect in any way the right of PPL or an Affiliated Company to terminate any Participant's employment at any time.

     (c)  The expenses of administration hereunder shall be borne by PPL.

     (d) This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

     (e) All payments from this Plan shall be made from the general assets of PPL or an Affiliated Company. This Plan shall not require PPL or an Affiliated Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured general creditor of PPL or an Affiliated Company with respect to any amounts owed to Participant hereunder.

     (f) All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable, pledged or otherwise assignable in anticipation of payment thereof, or subject to attachment, alienation, garnishment, levy, execution or other legal or equitable process in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be liable or taken for any obligation of such person. PPL will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold PPL harmless from any claim that arises out of PPL's obeying any such order whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     (g) Participant's benefits under group life insurance, accidental death and disability, short-term disability, long-term disability and other similar employee benefit plans maintained by PPL will be provided based on Cash Compensation to Participant.

10. Termination or Amendment. The Board of Directors may, in its discretion, terminate and amend this Plan from time to time. In addition, the Employee Benefit Plan Board may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to PPL or a Participating Company or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on each Participating Company. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Account, which amounts shall continue to earn interest as provided for herein as though termination or amendment had not been effected, b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment, or c) the rights set forth in paragraph 5 to designate beneficiaries in the event of Participant's death or alter Participant's right to monthly supplemental payments under paragraph 7; provided, however, that no such consent may accelerate the Participant's payments. Notwithstanding the foregoing, if PPL is liquidated, the EBPB shall have the right to determine the Total Amount Payable and any monthly supplemental payments payable under paragraph 7 to Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Participants.

11. Effective Date. The effective date of this amended and restated Plan is February 14, 2000.

     Executed this ______ day of______________________, 2000.

                                       PPL ELECTRIC UTILITIES CORPORATION

                                       By:_____________________________________
                                           Charles P. Pinto
                                           Vice President-Human Resources

                                AMENDMENT NO. 1

                                      TO

                  PPL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, PPL Services Corporation ("PPL") adopted the PPL Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 2000, for certain of its employees; and

     WHEREAS, the Plan was amended and restated effective July 1, 2000; and

     WHEREAS, PPL desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

1. Effective July 1, 2000 the following sections of Articles 2 and 10 are amended to read:

2.   DEFINITIONS.

      (d)  "BOARD" means the Board of Directors of PPL Services Corporation.

10. TERMINATION OR AMENDMENT. The Board may, in its sole discretion, terminate and amend this Plan from time to time provided, however, that the Plan may not be terminated or amended to the prejudice or detriment of any Participant during the three (3) year period immediately following a Change in Control (or, if later, thirty six (36) months from the consummation of the transaction giving rise to the Change in Control). Without limiting the generality of the foregoing, the proviso of the preceding sentence shall not, at any time or in any event, be amended or deleted. Subject to the foregoing, the Employee Benefit Plan Board may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Participating Company to which it applies. No termination or amendment shall (without Participant's consent) alter Participants right to monthly payments which have commenced prior to the effective date of such termination or amendment. Prior to a Change in Control, the Board specifically reserves the right to terminate or amend this Plan to eliminate the right of any Participant to receive payment hereunder prior to the time when payments are in pay status under this Plan. Notwithstanding the foregoing, if PPL is liquidated, the EBPB shall cause the amounts due hereunder to be paid in one or more installments or upon such other terms and conditions and at such other time as the EBPB determines to be just and equitable, but in no event later than the time such amounts would otherwise have been paid.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment No. 1 is executed this _____ day of ___________________________, 2000.

                                      PPL SERVICES CORPORATION

                                      By:______________________________

                                        Charles P. Pinto
                                        Vice President-Human Resources

                                      -2-